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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
TCC Industries, Inc.:

We consent to the incorporation by reference in the registration statement of TCC Industries, Inc. and Subsidiaries on Form S-8 (File No. 33-67730) of our report dated February 27, 1996, on our audits of the consolidated financial statements and financial statement schedules of TCC Industries, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.

                                                COOPERS & LYBRAND L.L.P.

Austin, Texas
March 25, 1996